Exhibit 99.1

News Release
Contact:	Steve Dale, Media Relations (612) 303-0784 Judy Murphy, Investor Relations (612) 303-0783
U.S. BANK EXPANDS CORPORATE TRUST BUSINESS
Announces Agreement to Acquire Securitization Trust Administration Businesses from
Bank of America, N.A.
MINNEAPOLIS (Nov. 15, 2010) — U.S. Bancorp (NYSE: USB) announced today that its lead bank, U.S. Bank, National Association, has entered into a definitive agreement to purchase the domestic and European-based securitization trust administration businesses of Bank of America, N.A.
“This transaction not only affirms U.S. Bank as a leader in the corporate trust industry, it strengthens its strong positions in collateralized debt obligations and commercial and residential mortgage-backed securitizations,” said Terrance Dolan, vice chairman of Wealth Management and Securities Services at U.S. Bancorp. “The transaction also establishes a U.S. Bank Corporate Trust Services presence in Europe with offices in Ireland and London, England, while significantly enhancing the U.S. Bank corporate trust presence in Chicago.”
As a result of this transaction, U.S. Bank Corporate Trust Services will acquire approximately 2,153 active securitization and related transactions, more than 2.4 million residential mortgage files and 84,000 commercial files, and $1.1 trillion in assets under administration. Additionally, the transaction is expected to provide U.S. Bank with over $10 billion of deposits.
“U.S. Bank is committed to providing its new customers with the same high level of quality services that current U.S. Bank Corporate Trust customers have come to expect,” said Bryan Calder, president of Corporate Trust Services at U.S. Bank. “U.S. Bank has a history of successful corporate trust acquisitions, having completed 18 acquisitions over the past 20 years, and the company is committed to ensuring a smooth transition. Conversion and integration risks are minimized since U.S. Bank and Bank of America utilize similar technology platforms and employ many of the same key vendors.”
After conversion, the acquired U.S. and European trust businesses will operate under the U.S. Bank trade name. The transaction is expected to close in December 2010, subject to regulatory approval.
Currently, U.S. Bank has 48 corporate trust offices across the country and offers a complete line of trust services. U.S. Bank provides trustee, calculation agent and custodial services for mortgage-backed, asset-backed and CDO securitizations. U.S. Bank also serves as trustee and paying agent for the issuance of taxable and non-taxable securities, money market paying agent services and escrow services. U.S. Bank Corporate Trust Services is one of the highest ranked trustees in the areas of tax-exempt debt and new corporate bond issuances.
Additional information regarding this transaction is included in a brief presentation posted on the U.S. Bank website. To access the presentation, go to www.usbank.com and click on “About U.S. Bank.” The link to the presentation can be found in the Investor Relations section of the website under both “Press Releases” and “Webcasts and Presentations.”

U.S. Bank expands corporate trust business
U.S. Bancorp, with $291 billion in assets as of Sept. 30, 2010, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. The company operates 3,013 banking offices in 24 states and 5,323 ATMs and provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions. Visit U.S. Bancorp on the web at www.usbank.com.
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Forward-looking Statements
The following information appears in accordance with the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date made. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. Global and domestic economies could fail to recover from the recent economic downturn or could experience another severe contraction, which could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities. Global financial markets could experience a recurrence of significant turbulence, which could reduce the availability of funding to certain financial institutions and lead to a tightening of credit, a reduction of business activity, and increased market volatility. Stress in the commercial real estate markets, as well as a delay or failure of recovery in the residential real estate markets, could cause additional credit losses and deterioration in asset values. In addition, U.S. Bancorp’s business and financial performance is likely to be impacted by effects of recently enacted and future legislation and regulation. U.S. Bancorp’s results could also be adversely affected by continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in its investment securities portfolio; legal and regulatory developments; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, residual value risk, market risk, operational risk, interest rate risk and liquidity risk.
For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2009, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Forward-looking statements speak only as of the date they are made, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events.